                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                           ----------------------------------

                                       FORM 8-K/A

                                    CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                          ----------------------------------


           Date of Report (Date of earliest event reported): March 20, 1998



                           AFFILIATED MANAGERS GROUP, INC.
                  (Exact name of Registrant as specified in charter)



          Delaware                        001-13459               043218510
(State or other jurisdiction      (Commission file number)      (IRS employer
      of incorporation)                                     identification no.)


                Two International Place, 23rd Floor, Boston, MA 02110
                 (Address of principal executive offices)  (Zip Code)

                                    (617) 747-3300
                 (Registrant's telephone number, including area code)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     a)   Financial Statements of Business Acquired

          Essex Investment Management, Inc.

          Report of Independent Accountants
          Balance Sheets as of November 30, 1997, 1996 and 1995
          Statements of Operations for the years ended November 30, 1997,
            1996 and 1995
          Statements of Stockholders' Equity for the years ended November 30,
            1997, 1996 and 1995
          Statements of Cash Flows for the years ended November 30, 1997,
            1996 and 1995
          Notes to Financial Statements

     b)   Pro Forma Financial Information

          Introduction to Unaudited Pro Forma Consolidated Financial
            Statements
          Unaudited Pro Forma Consolidated Statements of Operations for the
            year ended December 31, 1997
          Unaudited Pro Forma Consolidated Statements of Operations for the
            three months ended March 31, 1998
          Notes to Unaudited Pro Forma Consolidated Statements of Operations

                    ESSEX INVESTMENT MANAGEMENT COMPANY, INC.

                              FINANCIAL STATEMENTS

              FOR THE YEARS ENDED NOVEMBER 30, 1997, 1996 AND 1995

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors of
Essex Investment Management Company, Inc.:



We have audited the accompanying balance sheets of Essex Investment Management Company, Inc. as of November 30, 1997, 1996 and 1995, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Essex Investment Management Company, Inc. as of November 30, 1997, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



/s/ Coopers & Lybrand L.L.P.
----------------------------



Boston, Massachusetts
April 24, 1998

                    ESSEX INVESTMENT MANAGEMENT COMPANY, INC.

                                 BALANCE SHEETS

                     AS OF NOVEMBER 30, 1997, 1996 AND 1995
                                 (IN THOUSANDS)



                      ASSETS                             1997              1996            1995
                                                         ----              ----            ----
Current assets:
     Cash and cash equivalents                          $ 4,658          $ 3,864         $ 5,042
     Accounts receivable                                  2,741            1,894             466
     Unbilled management fees                             8,889            7,465          20,884
     Prepaid expenses and other current assets            1,428              787             173
                                                        -------          -------         -------
             Total current assets                        17,716           14,010          26,565
                                                        -------          -------         -------
Investments in limited partnerships and
    other investments                                     7,786            6,575           3,592
Fixed assets, net                                         1,115            1,146           1,358
Other receivables                                         4,448            4,085           1,006
Other assets                                                537              336             264
                                                        -------          -------         -------
                 Total assets                           $31,602          $26,152         $32,785
                                                        -------          -------         -------
                                                        -------          -------         -------

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                    $  282           $  116         $   538
     Amounts due former stockholders                        668            1,110             689
     Dividend payable                                       284              350             169
     Accrued salaries                                    19,679           13,922          19,929
     Accrued state income taxes                              14               14               9
     Deferred state income taxes                            140              140             140
                                                        -------          -------         -------
             Total current liabilities                   21,067           15,652          21,474
                                                        -------          -------         -------

Commitments (Note 9)

Stockholders' equity:
     Common stock, $1 par value - authorized,
         250,000 shares; issued and outstanding,
         31,550 shares in 1997, 1996 and 1995                32               32              32
     Common stock, nonvoting Class A, $1 par
         value - authorized, 25,000 shares; issued
         and outstanding, 14,950 shares in 1997,
         14,400 shares in 1996 and 16,800 shares
         in 1995                                             15               14              17
     Additional paid-in capital                           3,847            3,721           4,061
     Retained earnings                                    6,641            6,932           7,283
                                                        -------          -------         -------
                                                         10,535           10,699          11,393
Less stock subscriptions receivable                          --             (199)            (82)
                                                        -------          -------         -------
             Total stockholders' equity                  10,535           10,500          11,311
                                                        -------          -------         -------
                 Total liabilities and stockholders'
                 equity                                 $31,602          $26,152         $32,785
                                                        -------          -------         -------
                                                        -------          -------         -------



    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                    ESSEX INVESTMENT MANAGEMENT COMPANY, INC.

                            STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED NOVEMBER 30, 1997, 1996 AND 1995
                                 (IN THOUSANDS)


                                                         1997              1996            1995
                                                         ----              ----            ----
Revenue:
     Asset-based management fees                        $31,716          $27,808         $19,581
     Performance-based management fees                    4,699            3,836          17,718
     Special allocation earned from limited
         partnerships                                     2,302            1,577             377
     Other                                                  360              582             450
                                                        -------          -------         -------
             Total revenue                               39,077           33,803          38,126
                                                        -------          -------         -------

Expenses:
     Salaries and benefits                               36,104           29,891          36,048
     Occupancy                                            2,030            1,820           1,833
     Travel and entertainment                               958              973             652
     Professional fees                                      667              295             381
     Investment and other purchased services                343              264             251
     Other                                                  285              397             162
     Interest                                                97              136              12
                                                        -------          -------         -------
             Total expenses                              40,484           33,776          39,339
                                                        -------          -------         -------

Income (loss) before equity in earnings of
    limited partnerships and provision for income taxes  (1,407)              27          (1,213)
                                                        -------          -------         -------
Equity in earnings of limited partnerships                1,408              130           1,284
                                                        -------          -------         -------
Income before provision for income taxes                      1              157              71
Provision for income taxes                                   --                5              50
                                                        -------          -------         -------
Net income                                              $     1          $   152         $    21
                                                        -------          -------         -------
                                                        -------          -------         -------


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                   ESSEX INVESTMENT MANAGEMENT COMPANY, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED NOVEMBER 30, 1997, 1996 AND 1995
                                 (IN THOUSANDS)


                                                       COMMON STOCK
                                                    --------------------   ADDITIONAL                   STOCK
                                                               NONVOTING    PAID-IN      RETAINED    SUBSCRIPTIONS
                                                    VOTING      CLASS A     CAPITAL      EARNINGS      RECEIVABLE        TOTAL
                                                    --------  ----------- ------------  -----------  ---------------  -----------

Balance, December 1, 1994                           $    32   $       15  $     3,680   $    7,434    $        (49)   $   11,112
    Sale of nonvoting Class A common stock                             2          381                         (124)          259
    Buyback of nonvoting Class A common stock                                                   (3)                           (3)
    Promissory notes paid                                                                                       91            91
    Dividends                                                                                 (169)                         (169)
    Net income                                                                                  21                            21
                                                    --------  ----------- ------------   ----------   -------------   -----------
Balance, November  30, 1995                              32           17        4,061        7,283             (82)       11,311
    Sale of nonvoting Class A common stock                             1          405                         (242)          164
    Buyback of nonvoting Class A common stock                         (4)        (745)        (153)                         (902)
    Promissory notes paid                                                                                      125           125
    Dividends                                                                                 (350)                         (350)
    Net income                                                                                 152                           152
                                                    --------  ----------- ------------   ----------   -------------   -----------
Balance, November 30, 1996                               32           14        3,721        6,932            (199)       10,500
    Sale of nonvoting Class A common stock                             1          208                         (207)            2
    Buyback of nonvoting Class A common stock                         --          (82)          (8)                          (90)
    Promissory notes paid                                                                                      406           406
    Dividends                                                                                 (284)                         (284)
    Net income                                                                                   1                             1
                                                    --------  ----------- ------------   ----------   -------------   -----------
Balance, November 30, 1997                          $    32   $       15  $     3,847    $   6,641              --    $   10,535
                                                    --------  ----------- ------------   ----------   -------------   -----------
                                                    --------  ----------- ------------   ----------   -------------   -----------


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                    ESSEX INVESTMENT MANAGEMENT COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED NOVEMBER 30, 1997, 1996 AND 1995
                                 (IN THOUSANDS)


                                                         1997              1996            1995
                                                         ----              ----            ----
Cash flows from operating activities:
     Net income                                         $    1           $   152         $    21
     Adjustments to reconcile net income to net
      cash (used in) provided by operating activities:
         Depreciation and amortization                     398               361             333
         Common stock issued as compensation                 2                45              43
         Special allocation and equity in
          earnings of limited partnerships              (3,710)           (1,707)         (1,662)
         Change in assets and liabilities:
             (Increase) decrease in accounts
              receivable                                  (847)           (1,428)          2,208
             (Increase) decrease in unbilled
              management fees                           (1,423)           13,419         (17,703)
             (Increase) decrease in prepaid expenses
              and other current assets                    (641)             (614)            107
             (Increase) in other receivables              (363)           (3,079)         (1,006)
             (Increase) decrease in other assets          (201)              (71)            (72)
             Increase (decrease) in accounts payable
              and accrued salaries                       5,923            (6,429)         18,230
             (Decrease) increase in amounts due
              former stockholders                         (443)              421            (132)
             Increase in accrued state income tax           --                 5              --
                                                       -------           -------         -------
                 Net cash (used in) provided by
                  operating activities                  (1,034)            1,075             367
                                                       -------           -------         -------
Cash flows from investing activities:
     Capital expenditures                                 (367)             (149)           (138)
     Withdrawals from limited partnership
      interests                                         (1,829)           (1,295)           (935)
     Purchase of limited partnership interests           4,328                18           2,004
                                                       -------           -------         -------
                 Net cash provided by (used in)
                  investing activities                   2,132            (1,426)            931
                                                       -------           -------         -------
Cash flows from financing activities:
     Repurchase of common stock                            (90)             (902)             (3)
     Proceeds from sale of stock                            --               119             216
     Proceeds from stock subscriptions
      receivable                                           406               125              91
     Dividends paid                                       (350)             (169)         (1,108)
                                                       -------           -------         -------
                 Net cash used in financing
                  activities                               (34)             (827)           (804)
                                                       -------           -------         -------
Net increase (decrease) in cash and cash
 equivalents                                                794            (1,178)            494
Cash and cash equivalents, beginning of
 year                                                    3,864             5,042           4,548
                                                       -------           -------         -------
Cash and cash equivalents, end of year                 $ 4,658           $ 3,864         $ 5,042
                                                       -------           -------         -------
                                                       -------           -------         -------
Supplemental disclosure of cash flow information:
     Cash paid during the year for income taxes             --           $    50         $   110
                                                       -------           -------         -------
                                                       -------           -------         -------
Supplemental disclosure of noncash investing and
 financing activities:
     Noncash financed sale of common stock             $   207           $   242         $   124
                                                       -------           -------         -------
                                                       -------           -------         -------



    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                    ESSEX INVESTMENT MANAGEMENT COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     ORGANIZATION

     Essex Investment Management Company, Inc. (the "Company") is a Subchapter S Corporation incorporated under the laws of The Commonwealth of Massachusetts on December 3, 1976. The Company performs investment advisory services for individuals and fiduciaries. Asset-based management fees are earned based upon periodic market values of the various portfolios managed by the Company. Clients are billed at the end of each calendar quarter for the three previous months. Performance-based management fees are generally earned based upon a percentage of the increase in value of the various portfolios due solely to the appreciation in value of securities plus interest, dividends or other income for the year and are billed annually. Unbilled performance-based and asset-based management fees are accrued at the end of each reporting period.

     INVESTMENTS

     The Company's investments in Limited Partnerships are accounted for under the equity method (Note 3).

     FIXED ASSETS

     Fixed assets are carried at cost; depreciation and amortization are computed over the estimated useful lives of the assets (five to ten years) using the straight-line method.

     INCOME TAXES

     The Company follows the liability method in accounting for income taxes. The liability method provides that deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amount for financial statement purposes; such differences are referred to as temporary differences. The current or deferred tax consequences are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable currently or in future years.

     CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                   CONTINUED

                    ESSEX INVESTMENT MANAGEMENT COMPANY, INC.

                             (DOLLARS IN THOUSANDS)


       FAIR VALUE OF FINANCIAL INSTRUMENTS

       The fair value of the Company's assets and liabilities which constitute financial instruments as defined in Statement of Financial Accounting Standards No. 107 approximate their recorded value.

2.     FIXED ASSETS:

       Fixed assets consist of the following:

                                                    1997            1996          1995
                                                    ----            ----          ----

           Office furniture and equipment         $ 2,186         $ 1,819       $ 1,670
           Leasehold improvements                     495             495           495
           Intangible                                 211             211           211
                                                  -------         -------       -------
                                                    2,892           2,525         2,376
           Accumulated depreciation                (1,777)         (1,379)       (1,018)
                                                  -------         -------       -------
                                                  $ 1,115         $ 1,146       $ 1,358
                                                  -------         -------       -------
                                                  -------         -------       -------


       Depreciation and amortization expense for the years ended November 30, 1997, 1996 and 1995 was $399, $361 and $333, respectively.


3.     INVESTMENTS IN LIMITED PARTNERSHIPS AND OTHER INVESTMENTS:

       The Company's interest in limited partnerships and other investments consist of:

                                                              1997            1996         1995
                                                              ----            ----         ----

           Essex Special Growth Opportunity
               Fund Limited Partnership                     $ 2,490         $ 1,928     $   1,884
           Essex High Technology Fund                         2,311           2,077           145
           Essex Flexport Fund Limited Partnership            1,503             885            76
           Essex Performance Fund Limited Partnership           629           1,229         1,320
           Essex Safe Harbor Hedge Fund
               Limited Partnership                              422             245            --
           Corn Hill Series Limited Partnership                 230             129            50
           Spruce Investment Partners Limited Partnership       186
           Essex Short Fund Limited Partnership                  --              50            67
           Other investments                                     15              32            32
           MSX Life Sciences Partners Limited Partnership        --              --            18
                                                            -------         -------       -------
                        Total                               $ 7,786         $ 6,575       $ 3,592
                                                            -------         -------       -------
                                                            -------         -------       -------


                                   CONTINUED

                    ESSEX INVESTMENT MANAGEMENT COMPANY, INC.

                             (DOLLARS IN THOUSANDS)


4.     INCOME TAXES:

       The provision for income taxes for 1997, 1996 and 1995 was $0, $5 and $50, respectively, and consisted of current taxes resulting from differences in reporting for financial statements purposes and tax purposes.

       The Company has Subchapter S Corporation status and is therefore exempt from federal income tax payments. Taxable federal income is passed through to the stockholders of the Company who are taxed based on their pro rata shares of the Company's income. Accordingly, no provision for federal income taxes is recorded.

       The Company is liable for Massachusetts income taxes at a rate of 4.5% for 1997, 1996 and 1995. The stockholders of the Company will also be taxed on their pro rata shares of the Company's income.

       Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carryforwards. The tax effects of significant items comprising the Company's net deferred tax liabilities as of November 30, 1997, 1996 and 1995 are as follows:


                                          1997               1996              1995
                                          ----               ----              ----
     Deferred tax liabilities          $  1,060           $   (970)           $(1,100)
     Deferred tax assets                    920                830                960
                                       --------           --------            -------
     Net deferred tax liabilities      $   (140)          $   (140)           $  (140)
                                       --------           --------            -------
                                       --------           --------            -------


       The temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes primarily relate to accounts receivable, unbilled management and performance fees, and accrued salaries and bonuses.


5.     STOCKHOLDERS' EQUITY:

       A shareholders' agreement provides for the sale and redemption of the Company's stock at its discretion, at prices and payment terms as defined therein. The shareholders' agreement provides that the Company will redeem the outstanding shares of any shareholder in the event of death or termination of the shareholder's employment.

       During 1997, the Company issued 900 shares of nonvoting Class A common stock for consideration of $207 in promissory notes. The difference between the sale price and the fair value of the issued stock, as determined by the formula price defined in the shareholders' agreement, was recorded as compensation. This expense aggregated $2.

                                   CONTINUED

                    ESSEX INVESTMENT MANAGEMENT COMPANY, INC.

                             (DOLLARS IN THOUSANDS)


       During 1996, the Company issued 1,700 shares of nonvoting Class A common stock for consideration of $361. The consideration consisted of $119 in cash and promissory notes of $242. The difference between the sale price and the fair value of the issued stock, as determined by the formula price defined in the shareholders' agreement was recorded as compensation. This expense aggregated $45.

       During 1995, the Company issued 1,700 shares of nonvoting Class A common stock for consideration of $340. The consideration consisted of $216 in cash and promissory notes of $124. The difference between the sale price and the fair value of the issued stock, as determined by the formula price defined in the shareholders' agreement was recorded as compensation. This expense aggregated $43.


6.     DIVIDENDS:

       On November 30, 1997, the Board of Directors (the "Board") approved the payment of a dividend of $284 for shareholders of record as of November 30, 1997. The dividend was paid on January 12, 1998.

       On November 30, 1996, the Board of Directors approved the payment of a dividend of $350 for shareholders of record as of November 30, 1996. The dividend was paid on January 15, 1997.

       On November 30, 1995, the Board of Directors approved the payment of a dividend of $169 for shareholders of record as of November 30, 1995. The dividend was paid on January 15, 1996.



7.     PENSION AND PROFIT-SHARING PLANS:

       The Company has a qualified, trusteed profit-sharing plan and defined contribution pension plan for substantially all employees. The Company's annual contributions to the plans as determined by the Board of Directors are discretionary, but may not exceed amounts deductible for federal income tax purposes. Individual participation in the contributions to the plans is based upon the employee's proportionate share of annual compensation. For the years ended November 30, 1997, 1996 and 1995, the Company's contributions to the plans aggregated approximately $894, $817 and $802, respectively.

                                   CONTINUED

                    ESSEX INVESTMENT MANAGEMENT COMPANY, INC.

                             (DOLLARS IN THOUSANDS)

8.     RELATED PARTY TRANSACTIONS:

       The Company has investment management agreements with certain Limited Partnerships in which it has a general partnership interest (Note 3). Certain limited partners of such partnerships are also officers of the Company. Under the investment management agreements, the Company receives an asset-based fee and a performance-based fee for providing investment advice and other services. Beginning in 1997, the performance-based fee was replaced with an annual special allocation for all Limited Partnerships subject to performance-based fees. For certain Limited Partnerships a special allocation was received prior to 1997. The annual asset-based fees are based on the net asset values of the partnerships, ranging from 1% to 1.5% and are generally billed quarterly. Prior to January 1, 1997, the performance fees were billed annually, were generally based on either the net change in net assets resulting from operations (as defined) or net realized and unrealized capital gains and losses, and ranged from 15% to 20% of such amounts. The annual special allocation is equal to 15% of the net profits (as defined) of certain of the Limited Partnerships and is allocated from the limited partners' capital accounts to the general partner's capital account.

       The Company earned performance-based management fees of $395 and $4,348 for 1996 and 1995, respectively and asset-based management fees of $1,621, $1,894 and $1,281 for 1997, 1996 and 1995, respectively, from such Limited Partnerships. Unbilled performance-based and asset-based management fees amounted to $266, $357 and $4,610 at November 30, 1997, 1996 and 1995, respectively.

       The Company also has an investment management agreement with the New Discovery Fund Limited (the "Fund"), of which certain directors of its general partner are also officers of the Company. The annual management fee for providing investment advice and other services is .25 of 1% of the net asset value of the Fund as of the last day of each calendar quarter. The annual performance fee is equal to 15% of the net realized and unrealized capital gains and losses for the year. The Company earned performance fees of $1,147, $652 and $231, and management fees of $747, $350 and $191 in 1997, 1996 and 1995, respectively. Unbilled performance-based and asset-based management fees amounted to $1,213, $756 and $274 at November 30, 1997, 1996 and 1995, respectively.

       In addition, the Company provides investment management services to the New England Foundation, the trustees of which are also officers of the Company. The Company earned $78, $81 and $72 for these services for 1997, 1996 and 1995, respectively. Unbilled asset-based management fees amounted to $13, $13 and $18 at November 30, 1997, 1996 and 1995,
       respectively, and are included in unbilled performance-based and asset-based management fees.

                                   CONTINUED

                    ESSEX INVESTMENT MANAGEMENT COMPANY, INC.

                             (DOLLARS IN THOUSANDS)


9.     COMMITMENTS:

       The Company leases office space and equipment under noncancelable lease arrangements which expire in December 2002. Future minimum lease payments, by year, at November 30, 1997 approximate the following amounts:

           FISCAL YEAR ENDING
            1998                      $   739
            1999                          966
            2000                          927
            2001                          910
            2002                          910
            Thereafter                     76
                                      -------
                                      $ 4,528
                                      -------
                                      -------

       Rental expense under all operating leases amounted to approximately $673, $627, and $627 for the years ended November 30, 1997, 1996 and 1995, respectively.


10. SUBSEQUENT EVENT:

       On January 15, 1998, Affiliated Managers Group, Inc. ("AMG"), its wholly-owned subsidiary, Constitution Merger Sub, Inc. ("Merger Sub"), and the Company, entered into a definitive agreement whereby the Company merged with and into Merger Sub after which the Company contributed all of its assets and liabilities to Essex Investment Management Company, LLC, of which the Company is the manager member. On March 20, 1998, this transaction was completed.

b)   Introduction to Unaudited Pro Forma Consolidated Statements of Operations

     The following tables set forth the unaudited pro forma consolidated statements of operations of Affiliated Managers Group, Inc. (the "Company") for the year ended December 31, 1997 and the three months ended March 31, 1998, after giving effect to (i) investments made during 1997 (the "Prior Investments"); (ii) the recent investment in Essex Investment Management Company, LLC (the "Essex Investment") described in the Form 8-K filed
April 3, 1998; (iii) a 50-for-1 stock split of the Company's Common Stock effected in the form of a stock dividend, the exercise of all warrants to purchase shares of the Company's convertible preferred stock (the "Convertible Preferred Stock") and the conversion of all outstanding shares of the Convertible Preferred Stock into Common Stock upon consummation of the Offering and the issuance of 78,700 shares of Common Stock to shareholders of an Affiliate (the "Recapitalization"); (iv) the Company's initial public offering (the "Offering"), completed November 21, 1997; and the application of net proceeds therefrom; and (v) the replacement of the Company's credit facility completed in December 1997.

     The unaudited pro forma consolidated statements of operations assume each of the above transactions occurred on January 1, 1997. No pro forma balance sheet has been filed because the Essex Investment is included in the Company's March 31, 1998 balance sheet filed in the Company's Form 10-Q filed May 15, 1998.

     The accompanying unaudited pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and also the Company's Form 10-Q for the three months ended March 31, 1998. The unaudited pro forma consolidated financial statements have been prepared by the Company based, in part, on the audited financial statements of Essex under the Securities Exchange Act of 1934, which financial statements are not intended to be indicative of the results that would have occurred if the transactions had occurred on the dates indicated or which may be realized in the future.

                      AFFILIATED MANAGERS GROUP, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    FOR THE YEAR ENDED DECEMBER 31, 1997
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          Adjustments for
                                                         Prior Investments
                                                           and Financing                     Essex           Pro Forma as
                                          Historical      Transactions (A)      Essex      Adjustments     Adjusted for Essex
                                        --------------   ------------------  -----------  --------------  --------------------
                             Revenues         $95,287              $51,872      $39,077            $383  (B)         $186,619
                  Operating expenses:
    Compensation and related expenses          41,619               12,532       36,104         (20,868) (C)           69,387
    Amortization of intangible assets           6,643                8,253           --           3,163  (D)           18,059
  Depreciation and other amortization           1,915                1,058          399              --                 3,372
  Selling, general and administrative          18,912                4,944        3,599              --                27,455
             Other operating expenses           3,637                  470          285              --                 4,392
                                        --------------   ------------------  -----------  --------------  --------------------
                                               72,726               27,257       40,387         (17,705)              122,665
                                        --------------   ------------------  -----------  --------------  --------------------
                     Operating income          22,561               24,615       (1,310)         18,088                63,954


 Non-operating (income) and expenses:
          Investment and other income          (1,174)                 (17)      (1,408)             --                (2,599)
                     Interest expense           8,479                3,007           97           4,471  (E)           16,054
                                        --------------   ------------------  -----------  --------------  --------------------
                                                7,305                2,990       (1,311)          4,471                13,455
                                        --------------   ------------------  -----------  --------------  --------------------
      Income before minority interest
                     and income taxes          15,256               21,625            1          13,617                50,499
                    Minority interest         (12,249)              (8,978)          --          (6,800)  (C)         (28,027)
                                        --------------   ------------------  -----------  --------------  --------------------
           Income before income taxes           3,007               12,647            1           6,817                22,472
                         Income taxes           1,364                5,211           --           2,863   (F)           9,438
                                        --------------   ------------------  -----------  --------------  --------------------
                           Net income          $1,643               $7,436           $1          $3,954               $13,034
                                        --------------   ------------------  -----------  --------------  --------------------
                                        --------------   ------------------  -----------  --------------  --------------------


        Net income per share -- basic           $0.72                                                                   $0.67
      Net income per share -- diluted           $0.20                                                                   $0.67

  Average shares outstanding -- basic       2,270,684                                                              19,323,309 (G)
Average shares outstanding -- diluted       8,235,529                                                              19,518,855 (G)

                      AFFILIATED MANAGERS GROUP, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                FOR THE THREE MONTHS ENDED MARCH 31, 1998
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         Pro Forma as
                                          Historical        Essex      Adjustments     Adjusted for Essex
                                        --------------   -----------  --------------  --------------------
                             Revenues         $45,723        $8,097             $--               $53,820
                  Operating expenses:
    Compensation and related expenses          16,615         6,169          (4,229) (C)           18,555
    Amortization of intangible assets           3,829            --             680  (D)            4,509
  Depreciation and other amortization             513            97                                   610
  Selling, general and administrative           6,783         1,194                                 7,977
             Other operating expenses           1,290           701                                 1,991
                                        --------------   -----------  --------------  --------------------
                                               29,030         8,161          (3,549)               33,642
                                        --------------   -----------  --------------  --------------------
                     Operating income          16,693           (64)          3,549                20,178


 Non-operating (income) and expenses:
          Investment and other income            (311)         (102)                                 (413)
                     Interest expense           3,074            38             865  (E)            3,977
                                        --------------   -----------  --------------  --------------------
                                                2,763           (64)            865                 3,564
                                        --------------   -----------  --------------  --------------------
      Income before minority interest
                     and income taxes          13,930            --           2,684                16,614
                    Minority interest          (6,493)           --          (1,407) (C)           (7,900)
                                        --------------   -----------  --------------  --------------------
           Income before income taxes           7,437            --           1,277                 8,714
                         Income taxes           2,975            --             685  (F)            3,660
                                        --------------   -----------  --------------  --------------------
                           Net income          $4,462           $--            $592                $5,054
                                        --------------   -----------  --------------  --------------------
                                        --------------   -----------  --------------  --------------------


        Net income per share -- basic           $0.25                                               $0.26
      Net income per share -- diluted           $0.25                                               $0.26

  Average shares outstanding -- basic      17,594,555                                          19,363,934 (G)
Average shares outstanding -- diluted      18,176,428                                          19,693,911 (G)

Notes to Unaudited Pro Forma Consolidated Statements of Operations

      (A) Reflects the combined historical results of the Prior Investments beginning January 1, 1997 and ending on the respective dates of investment and pro forma adjustments primarily relating to
           (i) adjustments to expenses to give effect to the contractually agreed upon cash flow distribution obligations of the Prior Investments; $2.8 million; (ii) increases in minority interest expense to give effect to accrued cash flow distributions as determined under the organizational documents of the Prior Investments; $8.9 million; (iii) amortization of intangible assets arising in connection with the investments; $8.2 million;
           (iv) interest expense related to debt incurred to finance the Prior Investments, net of repayments that have occurred through March 31, 1998; $3.0 million and; (v) the tax effects of the above;
           $5.2 million.

      (B) Reflects adjusting Essex's reported revenues based on a November 30 fiscal year to a calendar year.

      (C) Reflects the reduction in compensation expense to give effect to contractually agreed upon cash flow distribution obligations of Essex and increases in minority interest expense to give effect to accrued cash flow distributions as determined under the organizational documents of the Essex Investment.

      (D) Reflects increased amortization expense for intangible assets recorded in the Essex Investment.

      (E) Reflects increased interest expense on the funds borrowed for the Essex Investment.

      (F) Reflects income tax expense at a statutory rate of 42% on the net earnings of Essex as adjusted for Notes (B) through (E).

      (G) Includes shares of the Company's Series C Non-Voting stock issued in connection with the investment in Essex and also the shares of the Company's Common Stock issued in the Initial Public Offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AFFILIATED MANAGERS GROUP, INC.

                                     By: /s/ Darrell W. Crate
                                        -----------------------------
                                        Name:  Darrell W. Crate
                                        Title: Senior Vice President,
                                               Chief Financial Officer
                                               and Treasurer


DATE: June 3, 1998